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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                      ------------------------------------


                                    FORM 8-K


CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT:  JULY 1, 2002                        COMMISSION FILE NO. 1-12785
(DATE OF EARLIEST EVENT REPORTED:  JUNE 27, 2002)


                      NATIONWIDE FINANCIAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)

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
                            DELAWARE                                                     31-1486870
 (State or other jurisdiction of incorporation or organization)             (I.R.S. Employer Identification No.)

                              ONE NATIONWIDE PLAZA
                              COLUMBUS, OHIO 43215
                                 (614) 249-7111
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)



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ITEM 5.       OTHER MATTERS.

              Effective June 28, 2002, Nationwide Financial Services, Inc. (Nationwide Financial) completed the previously announced sale of Gartmore Global Investments, Inc. (GGI) to Nationwide Mutual Insurance Company (Nationwide Mutual) in exchange for shares of Nationwide Financial's common stock owned by Nationwide Corporation. The transaction, which values GGI at $375 million, is intended to qualify as a tax-free exchange.

              Effective June 27, 2002, Nationwide Financial completed the sale of Nationwide Securities, Inc. (NSI), an indirect wholly owned subsidiary of Nationwide Financial, to Nationwide Mutual in exchange for shares of Nationwide Financial's common stock owned by Nationwide Corporation. This transaction, which values NSI at net book value of approximately $9.6 million, is also intended to qualify as a tax-free exchange.

              As a result of these transactions, Nationwide Financial received
              9.1 million shares of Class A common stock which has been placed into treasury for future issuance.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
              EXHIBITS.

              (c) Exhibits.

                  Exhibit 99.1 Press release dated July 1, 2002 reporting the GGI transaction described above.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               NATIONWIDE FINANCIAL SERVICES, INC.
                               -----------------------------------
                               (Registrant)



Date: July 1, 2002             /s/ Mark R. Thresher
                               ---------------------------------------------
                               Mark R. Thresher, Senior Vice President - Finance
                               (Chief Accounting Officer)